As filed with the Securities and Exchange Commission on January 9, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEDAR REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44 South Bayles Avenue, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Cedar Realty Trust, Inc. 2017 Stock Incentive Plan

(Full title of the plan)

Bruce J. Schanzer

President and Chief Executive Officer

Cedar Realty Trust, Inc.

44 South Bayles Avenue

Port Washington, New York 11050

(Name and address of agent for service)

(516) 767-6492

(Telephone number, including area code, of agent for service)

With copies to:

Adina G. Storch, Esq. Executive Vice President, General Counsel and Corporate Secretary Cedar Realty Trust, Inc. 44 South Bayles Avenue Port Washington, New York 11050	Yoel Kranz, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.06 par value per share	2,000,000 shares	$2.8875	$5,775,000	$749.60

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock, $0.06 par value per share, of Cedar Realty Trust, Inc. (“Common Stock”) registered hereby includes an indeterminate number of shares of Common Stock that may be issued under the Cedar Realty Trust, Inc. 2017 Stock Incentive Plan, as amended, in connection with stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of Cedar Realty Trust, Inc. Common Stock as reported on the New York Stock Exchange on January 8, 2020.

EXPLANATORY NOTE

On May 1, 2019, the stockholders of Cedar Realty Trust, Inc. (the “Company”) approved an amendment to the Company’s 2017 Stock Incentive Plan (as amended, the “Plan”), which increased the number of shares of Common Stock reserved for issuance under the Plan by 2,000,000 shares. Pursuant to General Instruction E to Form S-8, the Company is filing this Registration Statement to register the 2,000,000 additional shares of Common Stock reserved for issuance pursuant to Plan. The Common Stock registered hereunder is in addition to the 4,000,000 shares of Common Stock issued or issuable under the Plan and previously registered on the Company’s Registration Statement on Form S-8 filed on May 4, 2017 (File No. 333-217664) (the “Prior Registration Statement”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 filed with the Commission on February 14, 2019;

(b)

the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the Commission on May 2, 2019, August 1, 2019 and October 30, 2019, respectively;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on January 3, 2019, May 3, 2019 and August 5, 2019;

(d)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 29, 2019 and

(e)

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on October 1, 2003, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1	Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (previously filed and incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 23, 2017)

99.2	First Amendment to Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (previously filed and incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 29, 2019)

*	Filed herewith.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1	Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (previously filed and incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 23, 2017)

99.2	First Amendment to Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (previously filed and incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 29, 2019)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on January 9, 2020.

CEDAR REALTY TRUST, INC.

By:	/s/ BRUCE J. SCHANZER
Bruce J. Schanzer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bruce J. Schanzer, Philip R. Mays and Adina G. Storch, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ BRUCE J. SCHANZER	President, Chief Executive Officer and Director	January 9, 2020
Bruce J. Schanzer	(Principal Executive Officer)

/s/ PHILIP R. MAYS	Executive Vice President,	January 9, 2020
Philip R. Mays	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ GASPARE J. SAITTA, II	Vice President and Chief Accounting Officer	January 9, 2020
Gaspare J. Saitta, II	(Principal Accounting Officer)

/s/ ABRAHAM EISENSTAT	Director	January 9, 2020
Abraham Eisenstat

/s/ GREGG A. GONSALVES	Director	January 9, 2020
Gregg A. Gonsalves

/s/ PAMELA N. HOOTKIN	Director	January 9, 2020
Pamela N. Hootkin

/s/ SABRINA L. KANNER	Director	January 9, 2020
Sabrina L. Kanner

/s/ STEVEN G. ROGERS	Director	January 9, 2020
Steven G. Rogers

/s/ ROGER M. WIDMANN	Director	January 9, 2020
Roger M. Widmann